Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

5E Advanced Materials, Inc.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-264136) of 5E Advanced Materials, Inc. of our report dated September 28, 2022, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Spokane, Washington

September 28, 2022